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Warburg Pincus Intermediate Municipal
For the One Year Ended October 31, 1995


          Total Return With Waivers:

                    ((10,831-10,000)/10,000) = 8.31%

          Total Return Without Waivers:

                    ((10,803-10,000)/10,000) = 8.03%


For the Five Years Ended October 31, 1995

          Total Return With Waivers:

     (14,119/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 7.14%

          Total Return Without Waivers:

     ((13,884/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 6.78%

--------------------------
* - The preceding expression is being raised to the power 1/5.00274




Inception Thru October 31, 1995

          Total Return With Waivers:

   ((16,674/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 6.13%

          Total Return Without Waivers:

   ((15,785/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 5.46%



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* - The preceding expression is being raised to the power 1/8.59178






New York Intermediate Municipal Fund
Tax Equivalent Yield at 10/31/95


Taxable 30 Day SEC Yield:  3.79%


                         Fund's Yield
Tax-Equivalent Yield = --------------------------
                         (1-F) (1-S-C)


Where:

F = Federal Income Tax Rate  .3960
S = State Income Tax Rate    .0759
C = City Income Tax Rate     .0391

                                3.79
Tax Equivalent Yield = ------------------------- = 7.09%
                       (1-.3960) (1-.0759-.0391)